Exhibit 99.1

Hercules Offshore, Inc. Announces Second Quarter 2015 Results

HOUSTON, July 23, 2015 -- Hercules Offshore, Inc. (Nasdaq: HERO) today reported a net loss of $88.3 million, or $0.55 per diluted share, on revenue of $79.2 million for the second quarter 2015, compared to net income of $6.6 million, or $0.04 per diluted share, on revenue of $243.0 million for the second quarter 2014. As outlined in the Reconciliation of GAAP to Non-GAAP Financial Measures, second quarter 2015 results include a pre-tax adjustment of $13.4 million related to retroactive dayrate concessions on the Hercules 261, 262 and 266, $10.6 million of costs related to financing and restructuring activities, a $3.6 million net loss related to asset sales, including the sale of six cold stacked jackups and a $1.9 million charge related to the termination of our Credit Facility. These items resulted in a second quarter after-tax adjustment of $28.8 million, or $0.18 per diluted share. Second quarter 2014 results included an after-tax gain of $17.9 million related to the sale of three cold stacked jackups as well as a $4.8 million charge related to the early retirement of debt and issuance costs for a total net adjustment of $13.1 million, or $0.08 per diluted share.
John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, “Second quarter results reflect the weak operating conditions across the offshore services sector as well the impact of our resolution with Saudi Aramco for our three rigs in the Middle East. The latest pullback in the price of oil is likely to delay any improvement in worldwide activity levels well into 2016. The limited visibility and challenging market conditions that we expect to persist for some time drove our decision to restructure our capital base. As previously disclosed, we have reached an agreement with the majority of our noteholders, and anticipate obtaining final approval of our restructuring plan in late October. We also continue to aggressively reduce costs without compromising the safety of our employees or the quality of our services. By controlling costs and establishing a stronger balance sheet, we will be better positioned to weather this protracted downturn and possibly capitalize on opportunities that may arise in such industry conditions.”
Domestic Offshore
Revenue generated from Domestic Offshore for the second quarter 2015 decreased 71% to $40.6 million from $140.4 million in the second quarter 2014, driven by lower utilization and dayrates on a reduced marketed rig fleet. Operating days during the second quarter 2015 declined to 439 days with utilization of 53.6% on a marketed fleet of 9 rigs, compared to 1,297 days on 18 marketed rigs at 79.2% utilization during the second quarter 2014. Average revenue per rig per day decreased to $92,538 in the second quarter 2015 from $108,237 in the comparable 2014 period. Operating expenses of $26.4 million in the second quarter 2015 include a net loss of $3.4 million related to asset sales, including the Hercules 85, 153, 203, 206, 207 and 211, compared to expenses of $63.5 million in the second quarter 2014, which includes a gain of $7.4 million from the sale of the Hercules 250 and 2002. The significant reduction in operating expenses in the current quarter, after adjusting for asset sales, was largely attributable to the reduced number of fully crewed rigs in operation. Domestic Offshore reported operating income of $1.4 million in the second quarter 2015, compared to $57.3 million in the second quarter 2014, including the aforementioned asset sale gains and losses.
International Offshore
International Offshore revenue of $17.5 million in the second quarter 2015 includes a $13.4 million adjustment related to retroactive dayrate concessions on the Hercules 261, 262 and 266 made on their existing contracts with Saudi Aramco, and compares to revenue of $71.7 million in the second quarter 2014. Utilization decreased to 50.0% in the second quarter 2015 from 62.5% in the second quarter 2014, largely due to idle time on the Hercules Triumph, Hercules Resilience and Hercules 208, partially offset by higher utilization on the Hercules 261 and Hercules 260. Average revenue per rig per day decreased to $47,975 in the second quarter 2015 from $157,637 in the second quarter of 2014, driven largely by idle time on the Hercules Resilience and Hercules Triumph, lower renegotiated dayrates on the three rigs working for Saudi Aramco, as well as the retroactive dayrate adjustments on these three rigs. Operating expense decreased to $35.5 million in the second quarter 2015, from $44.1 million in the respective 2014 period, which includes a $10.5 million gain on the sale of Hercules 258. This reduction in operating expense was driven in part by lower costs on the Hercules 261 and 262 as well as lower costs incurred on the idle rigs. International Offshore recorded an operating loss of $40.5 million in the second quarter 2015 compared to operating income of $6.7 million in the prior year period, including the aforementioned rig sale gain.
International Liftboats
International Liftboats revenue declined to $21.2 million in the second quarter 2015 from $30.9 million in the prior year period, due to lower utilization and dayrates. Second quarter 2015 utilization declined to 49.7% from 61.0% in the respective 2014 period. Average revenue per liftboat per day decreased 16% to $20,329 in the second quarter 2015 from $24,162 in the second quarter 2014, primarily due to market pressure on dayrates. Operating expenses in the second quarter 2015 declined by 21% to $15.0 million, compared to $19.1 million in the second quarter 2014, reflecting lower activity levels and the impact of our cost reduction measures. International Liftboats recorded operating income of $0.8 million in the second quarter 2015 compared to an operating loss of $0.7 million in the second quarter 2014, which includes approximately $5.3 million of bad debt expense.
Non-GAAP
Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted net income figures included in this release are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, revenue, net income, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements. Please see the attached Reconciliation of GAAP to Non-GAAP Financial Measures for a complete description of the adjustments made to Revenue, Operating Income, Net Income and Diluted Income per Share.
Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on July 23, 2015, to discuss its second quarter 2015 financial results. To participate in the call, dial +1 (855) 865-4806 (Domestic) or +1 (262) 912-6154 (International) and reference access code 80887652 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on July 23, 2015, beginning at 1:00 p.m. CDT (2:00 p.m. EDT), through July 30, 2015. The phone number for the conference call replay is +1 (855) 859-2056 (Domestic) or +1 (404) 537-3406 (International). The access code is 80887652. Additionally, the recorded conference call will be accessible through our website at http://www.herculesoffshore.com for 7 days after the conference call.
About Hercules Offshore, Inc.
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 27 jackup rigs, including one rig under construction, and 24 liftboats. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. For more information, please visit our website at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore's most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC's website at http://www.sec.gov or the Company's website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact Information:

Craig M. Muirhead
Vice President, Investor Relations and Planning
Hercules Offshore, Inc.
+1 (713) 350-8346

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$143,373	$207,937
Accounts Receivable, Net	94,176	166,359
Prepaids	21,528	19,585
Current Deferred Tax Asset	4,009	4,461
Other	3,427	5,955
	266,513	404,297
Property and Equipment, Net	1,555,954	1,574,749
Other Assets, Net	21,157	23,361
	$1,843,624	$2,002,407
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$1,211,044	$—
Accounts Payable	45,283	52,952
Accrued Liabilities	53,987	66,090
Interest Payable	32,005	32,008
Other Current Liabilities	10,704	13,406
	1,353,023	164,456
Long-term Debt	—	1,210,919
Deferred Income Taxes	3,947	4,147
Other Liabilities	14,752	7,854
Commitments and Contingencies
Stockholders' Equity	471,902	615,031
	$1,843,624	$2,002,407

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$79,249	$242,963	$201,868	$499,697
Costs and Expenses:
Operating Expenses	76,991	126,725	176,590	267,477
Depreciation and Amortization	37,451	43,670	74,669	83,753
General and Administrative	24,990	22,519	40,750	40,746
	139,432	192,914	292,009	391,976
Operating Income (Loss)	(60,183)	50,049	(90,141)	107,721
Other Income (Expense):
Interest Expense	(24,737)	(26,069)	(49,697)	(48,970)
Loss on Extinguishment of Debt	(1,884)	(4,767)	(1,884)	(19,925)
Other, Net	(200)	214	220	364
Income (Loss) Before Income Taxes	(87,004)	19,427	(141,502)	39,190
Income Tax Provision	(1,246)	(12,781)	(3,863)	(12,628)
Net Income (Loss)	$(88,250)	$6,646	$(145,365)	$26,562
Net Income (Loss) Per Share:
Basic	$(0.55)	$0.04	$(0.90)	$0.17
Diluted	$(0.55)	$0.04	$(0.90)	$0.16
Weighted Average Shares Outstanding:
Basic	161,523	160,713	161,290	160,392
Diluted	161,523	161,795	161,290	161,839

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash Flows from Operating Activities:
Net Income (Loss)	$(145,365)	$26,562
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	74,669	83,753
Stock-Based Compensation Expense	2,412	4,771
Deferred Income Taxes	(396)	(5,213)
Provision (Benefit) for Doubtful Accounts Receivable	(431)	5,088
(Gain) Loss on Disposal of Assets, Net	3,083	(17,003)
Other	2,105	4,220
Net Change in Operating Assets and Liabilities	54,582	(37,208)
Net Cash Provided by (Used in) Operating Activities	(9,341)	64,970
Cash Flows from Investing Activities:
Capital Expenditures	(65,927)	(100,448)
Insurance Proceeds Received	3,543	9,067
Proceeds from Sale of Assets, Net	7,161	23,717
Net Cash Used in Investing Activities	(55,223)	(67,664)
Cash Flows from Financing Activities:
Long-term Debt Borrowings	—	300,000
Redemption of 7.125% Senior Secured Notes	—	(300,000)
Payment of Debt Issuance Costs	—	(3,914)
Other	—	107
Net Cash Used in Financing Activities	—	(3,807)
Net Decrease in Cash and Cash Equivalents	(64,564)	(6,501)
Cash and Cash Equivalents at Beginning of Period	207,937	198,406
Cash and Cash Equivalents at End of Period	$143,373	$191,905

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Domestic Offshore:
Number of rigs (as of end of period)	18	26	18	26
Revenue	$40,624	$140,383	$93,499	$283,648
Operating expenses	26,441	63,538	62,407	136,338
Depreciation and amortization expense	11,665	17,978	23,358	35,349
General and administrative expenses	1,134	1,584	2,520	3,132
Operating income	$1,384	$57,283	$5,214	$108,829
International Offshore:
Number of rigs (as of end of period)	9	10	9	10
Revenue	$17,463	$71,725	$69,111	$152,663
Operating expenses	35,511	44,061	85,678	91,599
Depreciation and amortization expense	20,959	19,075	41,298	35,701
General and administrative expenses	1,469	1,864	3,463	3,996
Operating income (loss)	$(40,476)	$6,725	$(61,328)	$21,367
International Liftboats:
Number of liftboats (as of end of period)	24	24	24	24
Revenue	$21,162	$30,855	$39,258	$63,386
Operating expenses	15,039	19,126	28,505	39,540
Depreciation and amortization expense	4,166	5,616	8,598	10,742
General and administrative expenses	1,140	6,826	1,689	8,253
Operating income (loss)	$817	$(713)	$466	$4,851
Total Company:
Revenue	$79,249	$242,963	$201,868	$499,697
Operating expenses	76,991	126,725	176,590	267,477
Depreciation and amortization expense	37,451	43,670	74,669	83,753
General and administrative expenses	24,990	22,519	40,750	40,746
Operating income (loss)	(60,183)	50,049	(90,141)	107,721
Interest expense	(24,737)	(26,069)	(49,697)	(48,970)
Loss on extinguishment of debt	(1,884)	(4,767)	(1,884)	(19,925)
Other, net	(200)	214	220	364
Income (loss) before income taxes	(87,004)	19,427	(141,502)	39,190
Income tax provision	(1,246)	(12,781)	(3,863)	(12,628)
Net income (loss)	$(88,250)	$6,646	$(145,365)	$26,562

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA - (Continued) (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended June 30, 2015
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	439	819	53.6%	$92,538	$32,284
International Offshore	364	728	50.0%	47,975	48,779
International Liftboats	1,041	2,093	49.7%	20,329	7,185

	Three Months Ended June 30, 2014
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,297	1,638	79.2%	$108,237	$38,790
International Offshore	455	728	62.5%	157,637	60,523
International Liftboats	1,277	2,093	61.0%	24,162	9,138

	Six Months Ended June 30, 2015
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	972	1,706	57.0%	$96,192	$36,581
International Offshore	709	1,448	49.0%	97,477	59,170
International Liftboats	1,829	4,163	43.9%	21,464	6,847

	Six Months Ended June 30, 2014
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	2,641	3,258	81.1%	$107,402	$41,847
International Offshore	1,050	1,403	74.8%	145,393	65,288
International Liftboats	2,476	4,163	59.5%	25,600	9,498
_____________________________

(1)
Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)
Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.

(3)
Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate.

Hercules Offshore, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)
We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Non-GAAP financial measures we may present from time to time are revenue, operating income, income from continuing operations, net income or diluted earnings per share excluding certain charges or amounts. These adjusted amounts are not a measure of financial performance under GAAP. Accordingly, they should not be considered as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three and six months ended June 30, 2015 and 2014. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
Revenue:
GAAP Revenue	$79,249		$242,963		$201,868		$499,697
Adjustment	13,427	(a)	—		—		—
Non-GAAP Revenue	$92,676		$242,963		$201,868		$499,697
Operating Income (Loss):
GAAP Operating Income (Loss)	$(60,183)		$50,049		$(90,141)		$107,721
Adjustment	27,570	(b)	(17,879)	(d)	14,143	(f)	(17,879)	(d)
Non-GAAP Operating Income (Loss)	$(32,613)		$32,170		$(75,998)		$89,842
Other Expense:
GAAP Other Expense	$(26,821)		$(30,622)		$(51,361)		$(68,531)
Adjustment	1,884	(c)	4,767	(e)	1,884	(c)	19,925	(g)
Non-GAAP Other Expense	$(24,937)		$(25,855)		$(49,477)		$(48,606)
Provision for Income Taxes:
GAAP Provision for Income Taxes	$(1,246)		$(12,781)		$(3,863)		$(12,628)
Tax Adjustment	(671)		—		—		—
Non-GAAP Provision for Income Taxes	$(1,917)		$(12,781)		$(3,863)		$(12,628)
Net Income (Loss):
GAAP Net Income (Loss)	$(88,250)		$6,646		$(145,365)		$26,562
Total Adjustment	28,783		(13,112)		16,027		2,046
Non-GAAP Net Income (Loss)	$(59,467)		$(6,466)		$(129,338)		$28,608
Diluted Earnings (Loss) per Share:
GAAP Diluted Earnings (Loss) per Share	$(0.55)		$0.04		$(0.90)		$0.16
Adjustment per Share	0.18		(0.08)		0.10		0.02
Non-GAAP Diluted Earnings (Loss) per Share	$(0.37)		$(0.04)		$(0.80)		$0.18
 _____________________________

(a)
This amount represents $13.4 million related to the retroactive dayrate concessions on the Hercules 261, Hercules 262 and Hercules 266 made from their existing contracts with Saudi Aramco. On an after-tax basis, this adjustment approximated $12.8 million.

(b)
This amount represents $10.6 million of costs related to financing and restructuring activities and a $3.6 million net loss on the sale of assets, including six cold stacked drilling rigs. Additionally, this amount includes a $13.4 million revenue adjustment related to the retroactive dayrate concessions on the Hercules 261, Hercules 262 and Hercules 266 made from their existing contracts with Saudi Aramco, which on an after-tax basis, this adjustment approximated $12.8 million.

(c)	This amount represents a charge of $1.9 million related to the termination of the Credit Facility.

(d)	This amount represents a $17.9 million gain on the sale of three cold stacked drilling rigs.

(e)	This amount represents a charge of $4.8 million related to retirement of the remaining portion of our 7.125% senior secured notes in April 2014.

(f)	This amount represents $10.6 million of costs related to financing and restructuring activities and a $3.6 million net loss on the sale of assets, including six cold stacked drilling rigs.

(g)	This amount represents a charge of $19.9 million related to retirement of our 7.125% senior secured notes and issuance of our 6.75% senior notes.